SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2007

International Imaging Systems, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-25413	65-0854589
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

31200 Via Colinas, Suite 200,
Westlake Village, CA 91362
(Address of Principal Executive Offices)

(818) 597-7552
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On August 10, 2007, International Imaging Systems, Inc., (“Company”) completed the private placement of 450,000 units which results in gross proceeds to the Company of $75,000. The units were sold to accredited investors pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. Each unit consists of one (1) share of common stock and a warrant to purchase one (1) additional common shares. The warrants have an exercise price of $1.15 per share and expire in 5 years.

Copies of the form of Securities Purchase Agreement and form of the Warrant are filed as exhibits to this Current Report on Form 8-K. The descriptions of these agreements set forth above are outlines of terms and other provisions that do not purport to be complete. Those descriptions are qualified in their entirety by reference to the exhibits accompanying this Report.

Item 9.01     Financial Statement and Exhibits.

Exhibit Number	Description

4.3	Securities Purchase Agreement dated August 10, 2007

4.4	Form of Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL IMAGING SYSTEMS, INC.

By:	/s/ John Vogel
John Vogel Chief Executive Officer

Dated: August 10, 2007